UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2019

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OMEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On June 14, 2019, Odyssey Marine Exploration, Inc. (“Odyssey”), Exploraciones Oceánicas S. de R.L. de C.V. a Mexican company (“ExO” and, together with Odyssey, the “Claimholder”), and Poplar Falls LLC (the “Funder”) entered into an International Claims Enforcement Agreement (the “Agreement”), pursuant to which the Funder agreed to provide financial assistance to the Claimholder to facilitate the prosecution and recovery of the claim by the Claimholder against the United Mexican States under Chapter Eleven of the North American Free Trade Agreement (“NAFTA”) for violations of the Claimholder’s rights under NAFTA related to the development of an undersea phosphate deposit off the coast of Baja Sur, Mexico (the “Project”), Odyssey Marine Exploration, Inc. on its own behalf and on behalf of Exploraciones Oceánicas S. de R.L. de C.V. and United Mexican States (the “Subject Claim”). Pursuant to the Agreement, the Funder agreed to pay for the purpose of funding specified fees and expenses regarding the Subject Claim (the “Claims Payments”) incrementally and at the Funder’s sole discretion.

Under the terms of the Agreement, the Funder agreed to make Claims Payments in an aggregate amount not to exceed $6,500,000 (the “Maximum Investment Amount”). The Maximum Investment Amount will be made available to the Claimholder in two phases, as set forth below:

(a) a first phase, in which the Funder shall make Claims Payments in an aggregate amount no greater than $1,500,000 for the payment of antecedent and ongoing costs (“Phase I Investment Amount”); and

(b) a second phase, in which the Funder shall make Claims Payments in an aggregate amount no greater than $5,000,000 for the purposes of pursuing the Subject Claim to a final award (“Phase II Investment Amount”).

Upon exhaustion of the Phase I Investment Amount, the Claimholder shall have the option to request Tranche A of the Phase II Investment Amount, consisting of funding up to $3.5 million (“Tranche A Committed Amount”). Upon exhaustion of the Tranche A Committed Amount, the Claimholder shall have the option to request Tranche B of the Phase II Investment Amount, consisting of funding of up to $1.5 million (“Tranche B Committed Amount”). The Claimholder must exercise its option to receive the Tranche A Committed Amount in writing, no less than thirty days before submitting a Funding Request to the Funder under Tranche A. The Claimholder must exercise its option to receive the Tranche B Committed Amount in writing within forty-five days after the exhaustion of the Tranche A Committed Amount. Pursuant to the Agreement, the Claimholder agreed that, upon exercising the Claimholder’s option to receive funds under Phase I, Tranche A of Phase II, or Tranche B of Phase II, the Funder shall be the sole source of third-party funding for the specified fees and expenses of the Subject Claim under each respective phase and tranche covered by the option exercised, and the Claimholder shall obtain funding for such fees and expenses only as set forth in the Agreement. The Funder will retain a closing fee of $80,000 for the Phase I Investment Amount, and $80,000 for the Phase II Investment Amount to pay third parties in connection with due diligence and other administrative and transaction costs incurred by the Funder prior to and in furtherance of execution of the Agreement.

Upon the Funder making Claims Payments to the Claimholder or its designees in an aggregate amount equal to the Maximum Investment Amount, the Funder has the option to continue funding the specified fees and expenses in relation to the Subject Claim on the same terms and conditions provided in the Agreement. The Funder must exercise its option to continue funding in writing, within thirty days after the Funder has made Claims Payments in an aggregate amount equal to the Maximum Investment Amount. If the Funder exercises its option to continue funding, the parties shall attempt in good faith to amend the Agreement to provide the Funder with the right to provide at the Funder’s discretion funding in excess of the Maximum Investment Amount, in an amount up to the greatest amount that may then be reasonably expected to be committed for investment in Subject Claim. If the Funder declines to exercise its option, the Claimholder may negotiate and enter into agreements with one or more third parties to provide funding, which shall be subordinate to the Funder’s rights under the Agreement.

Pursuant to the Agreement, the Parties acknowledged that their common interest is served by settling the Subject Claim for a commercially reasonable amount. The Agreement further provides that the Claimholder may at any time without the consent of the Funder either settle or refuse to settle the Subject Claim for any amount; provided, however, that if the Claimholder settles the Subject Claim without the Funder’s consent, which consent shall not be unreasonably withheld, conditioned, or delayed, the value of the Recovery Percentage (as defined below) will be deemed to be the greater of (a) the Recovery Percentage (under Phase I or Phase II, as applicable), or (b) the total amount of all Claims Payments made in connection with such Subject Claim multiplied by three (3).

If the Claimholder ceases the Subject Claim for any reason other than (a) a full and final arbitral award against the Claimholder or (b) a full and final monetary settlement of the claims, including in particular, for a grant of an environmental permit to the Claimholder allowing it to proceed with the Project (with or without a monetary component), all Claims Payments under Phase I and, if Claimholder has exercised the corresponding option, the Tranche A Committed Amount and Tranche B Committed Amount, shall immediately convert to a senior secured liability of the Claimholder. This sum shall incur an annualized IRR of 50.0% retroactive to the date each Funding Request was paid by the Funder (under Phase I), or, to the conversion date for the Tranche A Committed Amount and Tranche B Committed Amount of Phase II if the Claimholder has exercised the respective option (collectively, the “Conversion Amount”). Such Conversion Amount and any and all accrued IRR shall be payable in-full by the Claimholder within 24 months of the date of such conversion, after which time any outstanding Conversion Amounts, shall accrue an IRR of 100.0%, retroactive to the conversion date (the “Penalty Interest Amount”). The Claimholder will execute such documents and take other actions as necessary to grant the Funder a senior security interest on and over all sums due and owing by the Claimholder in order to secure its obligation to pay the Conversion Amount to the Funder.

If, at any time after exercising its option to receive funds under either Tranche A or Tranche B of Phase II, the Claimholder wishes to fund the Subject Claim with its own capital (“Self-Funding”) (which excludes any Claims Payments made, either directly or indirectly, by any other third party), the Claimholder shall immediately pay to the Funder the Conversion Amount, provided that this requirement shall not apply if, after the Funder has made Claims Payments in an aggregate amount equal to the Maximum Investment Amount, the Funder does not exercise its option to provide Follow-On Funding.

In the event of any receipt of proceeds resulting from the Subject Claim (“Proceeds”), the Funder shall be entitled to any additional sums above the Conversion Amount to which the Funder is entitled as described below. Should the Claimholder cease the Subject Claim as described above after Self-Funding the Claim, accrued IRR and Penalty Interest shall be calculated and paid to the Funder as set forth above. The Funder’s rights to the Recovery Percentage as defined below shall survive any decision by Claimholder to utilize Self-Funding.

On each Distribution Date, distributions of the Proceeds shall be made to the Claimholder and the Funder in accordance with subparagraph (a) or (b) below (the “Recovery Percentage”), as applicable:

(a) If the Claimholder receives only the Phase I Investment Amount from the Funder, the first Proceeds shall be distributed as follows:

(i)	first, 100.0% to the Funder, until the cumulative amount distributed to the Funder equals the total Claims Payments paid by the Funder under Phase I;

(ii)	second, 100.0% to the Funder until the cumulative amount distributed to the Funder equals an IRR of 20% of Claims Payments paid by the Funder under Phase I (“Phase I Compensation”), per annum; and

(iii)	thereafter, 100.0% to the Claimholder.

(b) If the Claimholder exercises its options to receive Tranche A or both Tranche A and Tranche B of the Phase II Investment Amount, the first Proceeds shall be distributed as follows:

(i)	first, 100.0% to the Funder until the cumulative amount distributed to the Funder equals the total Claims Payments paid by the Funder under Phases I and II;

(ii)

second, 100.0% to the Funder until the cumulative amount distributed to the Funder equals an additional 300.0% of Phase I Investment Amount; plus an additional 300% of the Tranche A Committed Amount (i.e. 300.0% of $3.5 million), less any amounts remaining of the Tranche A Committed Amount that the Funder did not pay as Claims Payments; plus an additional 300.0% of the Tranche B Committed Amount (i.e. 300.0% of $1.5 million), if the Claimholder exercises the Tranche B funding option, less any amounts remaining of the Tranche B Committed Amount that the Funder did not pay as Claims Payments;

(iii)

third, for each $10,000 in specified fees and expenses paid by the Funder under Phase I and Phase II and any amounts over each $10,000 of the Tranche A Committed Amount and the Tranche B Committed Amount (if the Claimholder exercises the Tranche B funding option), 0.01% of the total Proceeds from any recoveries after repayment of (i) and (ii) above, to the Funder; and

(iv)	thereafter, 100% to the Claimholder.

The Agreement provides that if no Proceeds are ever paid to or received by the Claimholder or its representatives, the Funder shall have no right of recourse or right of action against the Claimholder or its representatives, or any of their respective property, assets, or undertakings, except as otherwise specifically contemplated by the Agreement. If (a) Proceeds are paid to or received by the Claimholder or its representatives; (b) such Proceeds are promptly applied and/or distributed by the Claimholder or on behalf of the Claimholder in accordance with the terms of the Agreement; and (c) the amount received by the Funder as a result thereof is not sufficient to pay all of the Recovery Percentage and all of the amounts due to the Funder under the Agreement, then (provided that all of the Proceeds which the Funder will ever be entitled to have been paid to or received by the Funder), the Funder shall have no right of recourse or action against the Claimholder or its Representatives, or any of their property, assets, or undertakings, except as otherwise specifically contemplated by the Agreement. Pursuant to the Agreement, the Claimholder acknowledged the Funder’s priority right, title, and interest in any Proceeds, including against any available collateral to secure its obligations under the Agreement, which security interest shall be first in priority as against all other security interests in the Proceeds. The Claimholder also acknowledged and agreed to execute and authorize the filing of a financing statement or similar and to take such other actions in such jurisdictions as the Funder, in its sole discretion, deems necessary and appropriate to perfect such security interest.

The Agreement also includes representations and warranties, covenants, conditions, termination and indemnification provisions, and other provisions customary for comparable arrangements. The foregoing description of the Agreement is a summary and does not purport to be a complete description of all the terms of the Agreement and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: June 20, 2019	By:	/s/ Jay A. Nudi
Jay A. Nudi
Chief Financial Officer